EXHIBIT 10.11

GABRIEL TECHNOLOGIES CORPORATION

PROMISSORY NOTE

$75,000.00	April 24, 2007

FOR VALUE RECEIVED, the undersigned, Gabriel Technologies Corporation, a Delaware corporation ("Company"), promises to pay to the order of Brad Mindlin ("Lender"), the principal sum of Seventy Five Thousand Dollars ($75,000) (the "Principal"), together with interest on the unpaid principal balance from time to time outstanding at a rate per annum equal to seven percent (7.0%) (the "Interest"). Further, Lender will receive a warrant to purchase One Hundred Twenty Thousand (120,000) shares of the Company's common stock at an exercise price of Fifty Cents ($0.50) per share, pursuant to the terms and conditions of a Warrant Certificate to be delivered by the Company. All payments on this Note shall be due and payable in lawful money of the United States of America at such place as Lender may from time to time designate at the time provided in Section 1 below.

1. Payments. The Principal and Interest will be due and payable upon the earlier of (i) receipt of proceeds from the $750,000 bridge financing contemplated by the term sheet between the Company and Stonebridge Holdings, LLC or its affiliates, (ii) receipt of future financings by the Company of either debt or equity in excess of $500,000, and (iii) 30 days from the date hereof. In addition, Lender will receive .45% of an IP Event, which will be due and payable within 10 business days after the 1P Event. For purposes of this Note, an "IP Event" is defined as the receipt by the Company or any of its subsidiaries of a minimum of $10,000,000 in gross proceeds (in cash or the fair market value of non-cash consideration) from a licensing, sale, transfer, settlement or other transaction with one or more third parties relating to intellectual property of the Company or its subsidiaries, or a merger, consolidation, share exchange or sale of all or substantially all of the stock or assets of the Company or any of its subsidiaries.

2. Pledge and Security Agreement. Payment of this Note is secured as set forth in that certain Pledge and Security Agreement dated of even date herewith by and among the Company and Lender (the "Security Agreement").

3. Prioriity. Payment of this Note shall take priority over the other debt payment obligations of the Company.

4. Attorney's Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorney's fees and costs incurred by Lender.

5. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery.

6. Waivers. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other right. Any lawsuit or litigation arising under, out of, in connection with, or in relation to this Agreement, any amendment thereof, or the breach thereof, shall be brought in the courts of Omaha, Nebraska, which courts shall have exclusive jurisdiction over any such lawsuit or litigation.

7. Assignment. This Note is not transferable by the Company, whether by sale, pledge or other disposition, without the prior written consent of Lender which consent may be withheld in Lender's sole discretion, except that the Company may transfer this Note without such consent in connection with a merger or other similar transaction involving the Company.

8. Delaware Law. This Note shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

IN WITNESS WHEREOF, Gabriel Technologies Corporation has caused this Note to be executed by its officer thereunto duly authorized.

GABRIEL TECHNOLOGIES CORPORATION

By: /s/ T.J. O’Brien
Name: T.J. O’Brien
Its: Acting COO